Exhibit (h)(12)(ii)

SCHEDULE B

VP FUNDS

Effective May 1, 2009 – April 30, 2010

Fund Name	Expense Limit
Access VP High Yield Fund	1.68%
Access VP Bear High Yield Fund	1.68%